UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

Tenaya Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40656	81-3789973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Boulevard Suite 500
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 825-6990

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TNYA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On June 29, 2026, Tenaya Therapeutics, Inc. (the “Company”) entered into a Lease Termination Agreement with Terreno Park Union City LLC to terminate the Company’s lease for approximately 94,046 rentable square feet at 33498 Central Avenue, Union City, California 94587. The space served as the Company’s Genetic Medicines Manufacturing Center (the “GMMC Facility”), which the Company decommissioned in 2025 to reduce costs. Closure of the GMMC Facility is possible due to available inventory of TN-201 and TN-401 to support its ongoing clinical trials. The lease was originally scheduled to expire in July 2031, and will now terminate on August 31, 2026. As consideration for the lease termination, the Company agreed to forfeit its $1,750,000 security deposit and pay a one-time lease termination fee of approximately $294,200.

The Company has retained its internal process and assay development know-how and plans to transfer its AAV manufacturing process to a contract development manufacturing organization with global capabilities in anticipation of future late-stage development and/or commercial launch of TN-201 and/or TN-401.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENAYA THERAPEUTICS, INC.
	By:	/s/ Jennifer Drimmer Rokovich
Jennifer Drimmer Rokovich
General Counsel and Secretary
Date: July 2, 2026